UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 8, 2008
Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

415 West Wall, Suite 500
Midland, TX		79701
(Address of principal executive offices)		(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

111 N. Sepulveda Blvd., Suite 250
Manhattan Beach, CA 90266
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective December 10, 2008, Doral Energy Corp. (the “Company”) appointed H. Patrick Seale and Everett Willard Gray II to its Board of Directors. In addition, Mr. Gray was appointed as the Company’s Chief Executive Officer and Vice Chairman, Mr. Seale was appointed as the Company’s President, and Paul C. Kirkitelos was appointed as Chairman of the Board. Mr. Kirkitelos continues to act as the Company’s Chief Financial Officer, Treasurer and Secretary. This restructuring of the Company’s management team will better position the Company for future growth. In addition to working on increasing the production of the Company’s existing oil and gas properties, the Company’s new management team will continue to seek out the acquisition of additional properties with untapped potential.

Everett Willard Gray II

Mr. Gray, 33, is a seasoned executive who has been extensively involved in entrepreneurial ventures in oil field production as an angel investor and advisor/consultant to exploration and production start ups. Mr. Gray also has a diverse background gained from sales and marketing positions with a number of Fortune 500 companies, including Prudential Financial, Pharmacia Corp., Medtronic Inc., and Guidant Corporation.

In April 2007, Mr. Gray founded WS Oil & Gas Limited, which provides merger and acquisition and capital raising consulting services to businesses in the energy sector. WS Oil and Gas Limited owns an aggregate of 9,700,000 shares of the Company’s common stock. From August 2006 to March 2007, Mr. Gray was the CEO and President of Well Renewal Inc., a micro-cap exploration and production company quoted on the Pink Sheets. Mr. Gray was also a director of Well Renewal Inc. from April 2006 to March 2007. From July 2002 to July 2006, Mr. Gray worked as a sales representative for, in turn, Medtronic Inc., Guidant Corporation and FoxHollow Technologies Inc.

Mr. Gray has played an instrumental role in the early stages of the Company’s development. He assisted the Company in identifying and negotiating the acquisition of the Company’s oil and gas properties in Eddy County, New Mexico and assisted the Company in obtaining its $50,000,000 credit facility from Macquarie Bank Limited, which the Company utilized to complete the purchase of the Eddy County Properties.

Mr. Gray is a native of the Midland/Odessa, Texas area, which is considered to be the heart of the Permian Basin, and is the new location of the Company’s principal executive offices. The Company believes that Mr. Gray’s network of relationships within the West Texas oil and gas community will be instrumental to the Company’s ability to seek out and acquire additional properties within the Permian Basin region.

Mr. Gray received his B.S. in Business Management from Texas State University. While attending Texas State, Mr. Gray was a member of the golf team, earning Southland Conference All-Academic Honors, as well as being a member of the Southland Conference Golf Championship team.

The Company is currently in the process of negotiating a compensation package for Mr. Gray. Mr. Gray and the Company are working to create a compensation package that will minimize the Company’s current cash commitments and emphasize equity value creation. At the present time Mr. Gray is receiving no cash compensation.

H. Patrick Seale

Mr. Seale, 55, has acted as the Company’s Chief Operating Officer since August 11, 2008.

Mr. Seale was previously the President and Executive Vice President of SPI Operations LLC, of Midland, Texas, where he was a founder and spent seven years directing SPI's production and reserve growth. While at SPI, Mr. Seale was responsible for the management and direction of SPI’s engineering, development, production, and field operations. SPI's reserves eventually reached 15 million barrels of oil equivalent (BOE) in ten West Texas projects. SPI achieved its growth through strategic acquisitions of under-producing and under-developed properties with potential for exploitation of both existing wells and proved undeveloped reserves. Prior to his departure, Mr. Seale engineered the sale of a majority interest in SPI's largest project.

Previously, Mr. Seale was Vice President of Engineering for the North American Oil and Gas Unit of NatWest Markets, the corporate and investment banking division of National Westminster Bank, PLC. In this role, Mr. Seale evaluated the economic feasibility of energy projects and helped determine the size of the bank's reserve-based lending facilities for projects throughout the world.

Mr. Seale previously gained international operations and development experience as Vice President of Operations for both Concept Energy Corporation in Colombia and Frontera Resources Corporation in the Republic of Georgia and the Azerbaijan Republic. In these roles he created development and drilling plans, managed production and drilling operations, and worked with international banks and investors to obtain equity and debt financing. He was also Vice President of Engineering for Cabot Oil & Gas Corp. (NYSE: COG), managing the 800 Bcfe reserve base. Mr. Seale began his career with Exxon after graduating with Highest Honors in Petroleum Engineering from the University of Texas at Austin.

The Company currently pays Mr. Seale a salary of $15,000 per month.

Paul C. Kirkitelos, PhD.

Dr. Kirkitelos, 39, has acted as the Company’s Chief Financial Officer, Treasurer and Secretary, since November 21, 2007. Dr. Kirkitelos had also acted as the Company’s Chief Executive Officer and President from November 21, 2007 to December 10, 2008. Dr. Kirkitelos has been a member of the Company’s Board of Directors since December 24, 2007.

Dr. Kirkitelos has 13 years of management consulting, R&D, finance, and operations experience. Dr. Kirkitelos was most recently Chief Operating Officer of Nutragenetics, a nutritional science and product company. Prior to Nutragenetics, he co-founded Rabbitt Capital Management, a hedge fund based on quantitative stock market models. Previously, with the strategic consulting firm McKinsey & Company, Dr. Kirkitelos served high tech and industrial clients on strategy, corporate finance, and operations studies. Prior to McKinsey, Dr. Kirkitelos was the Director of Applications Development at Chromavision Medical Systems, where he managed applications development, supported clinical trials, and managed the FDA approval for the company's cellular evaluation instrument. This regulatory approval was the foundation for the company's successful initial public offering (IPO) on Nasdaq. Dr. Kirkitelos holds M.S.

and Ph.D. degrees in Engineering Physics from the University of Virginia, where he worked as a Research Fellow with the NASA Goddard Space Flight Center studying the nonlinear dynamics of astrophysical plasma waves. He earned B.S. degrees in both Electrical Engineering and Physics with Highest Distinction from Worcester Polytechnic Institute.

The Company had previously agreed to pay Dr. Kirkitelos a salary of $15,000 per month, however the Company and Dr. Kirkitelos are currently re-negotiating his compensation package in an effort to minimize the Company’s current cash commitments and emphasize equity value creation.At the present time Dr. Kirkitelos is receiving no cash compensation.

ITEM 8.01 OTHER EVENTS

Approval of 1-for-25 Reverse Stock Split

On December 8, 2008, the Board of Directors of Doral Energy Corp. (the “Company”) approved a 1-for-25 reverse split of the Company’s common stock (the “Reverse Split”). The Company’s Board of Directors believes that tightening the capital structure by completing the Reverse Split will assist the Company in obtaining the financing required for growth and successful implementation of the Company’s business plan.

Upon completion of the Reverse Split, the Company’s authorized capital will be decreased from 2,500,000,000 shares of common stock, par value $0.001 per share, to 100,000,000 shares of common stock, par value $0.001 per share, and stockholders will own one share of our common stock for every 25 shares of our common stock held before the Reverse Split. The Reverse Split is expected to be effected on January 12, 2009.

Principal Executive Offices Moved to Midland, Texas

Doral Energy Corp. (the “Company”) has moved its principal executive offices from Manhattan Beach, California to Midland, Texas. The Company believes that by relocating its principal offices to Midland, Texas, it will be easier for the Company develop and maintain relationships with oil and gas operators and producers in the heart of the Permian Basin, as well as to manage its properties in the region.

Purchase Price Adjustment for Eddy County Properties

Doral Energy Corp. (the “Company”) paid to J. Warren Hanson and Kathie Hanson $463,407.71 as a post-closing cash price adjustment for the Company’s oil and gas properties located in Eddy County, New Mexico (the “Eddy County Properties”). The cash price adjustment was calculated in accordance with the terms of the purchase and sale agreement under which the Company acquired the Eddy County Properties.

Macquarie Bank Limited Credit Agreement

On December 10, 2008, Macquarie Bank Limited (“Macquarie”) and Doral Energy Corp. (the “Company”) agreed to extend the date by which they must agree on a development plan for the Company’s properties in Eddy County, New Mexico (the “Eddy County Properties”) under the terms of the Company’s credit agreement with Macquarie (the “Credit Agreement”). The new date by which the Company and Macquarie must come to an agreement with respect to a development plan is January 16, 2008. The Company had previously submitted a development plan to Macquarie for their approval, however the parties are currently re-working that development plan in light of current commodities prices. If the Company is not able to reach an agreement with Macquarie on a development plan for the Company’s Eddy County Properties, the due date for the amounts loaned to the Company under the Credit Agreement will be accelerated from June 30, 2011 to June 30, 2009.

Macquarie has also agreed to forbear taking any action for the Company not meeting the minimum quarterly net operating cash flow and the minimum quarterly sales volume requirements under the Credit Agreement for the fiscal quarter ended October 31, 2008 until January 16, 2008. The Company is currently working with Macquarie to resolve this issue. If the Company and Macquarie are not able to reach an accommodation, Macquarie could deem the Company to be in default of its obligations under the Credit Agreement, in which case all amounts due by the Company thereunder would become immediately due and payable.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description of Exhibit
10.1	Limited Forbearance Agreement dated December 10, 2008 between Macquarie Bank Limited and Doral Energy Corp.

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: December 11, 2008

	By:	/s/ Paul C. Kirkitelos
PAUL C. KIRKITELOS
Chairman of the Board, Chief Financial
Officer, Treasurer and Secretary